PURCHASE PRICE ESCROW AGREEMENT

      THIS PURCHASE PRICE ESCROW AGREEMENT (the "Purchase Price Escrow Agreement") is made as of this ___ day of ___________, _____, by and between NANCY ALES, HERB ARBUCKLE, WILLIAM P. DAVIS, LETA MANNINGA, by and through her power of attorney, ANN ARMSTRONG, ANN ARMSTRONG, individually and as agent for Judy Bohlander and Lois Vogel, LINDA MORRIS, DELIA EVALYN TATE, each a resident of the State of Illinois, and the CITY OF EL PASO, an Illinois municipal corporation (each of the foregoing collectively referred to as the "Settlers"), CARLA J. BROWNLEE, a resident of the State of Illinois ("Brownlee") and FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION, a ________________ (the "Purchase Price Escrow Agent").

                                    RECITALS

      WHEREAS, Brownlee's father, Robert C. Gordon, had a controlling interest in The El Paso Telephone Company (the "Telephone Company") at the time of his death in 1991, owning 405 of the authorized, issued and outstanding shares of common stock thereof, and

      WHEREAS, Mr. Gordon's estate was administered on an intestate basis and all of his assets, including his 405 shares of stock in the Telephone Company, were distributed to Brownlee, and

      WHEREAS, Brownlee has paid and/or is making payments with respect to all of the state and federal taxes associated with Mr. Gordon's estate, and

      WHEREAS, a document purporting to be the Last Will and Testament of Robert
C. Gordon (the "Purported Will") was subsequently located which would have given 25 shares of stock in the Telephone Company to the City of El Paso, and the remainder of Mr. Gordon's shares of stock in the Telephone Company proportionately to certain employees thereof, including, among others, Nancy Ales, Herb Arbuckle, William P. Davis, Leta Manninga, Linda Morris and Delia Evalyn Tate, based on their years of continuous service at the time of his death, and

      WHEREAS, after Mr. Gordon's death, but before the discovery of the Purported Will, Brownlee negotiated an agreement with the then minority shareholders of the Telephone Company pursuant to which the Telephone Company redeemed the minority shareholders' 395 shares of the Telephone Company's stock, and

      WHEREAS, at the time of the discovery of the Purported Will, the Telephone Company was in the process of a corporate reorganization which resulted in the transfer or conversion of Brownlee's 405 shares of its stock for 405 shares of common stock of Ravenswood Communications, Inc. ("Ravenswood") and the ownership by Ravenswood of all of the issued and outstanding shares of the Telephone Company, and

      WHEREAS, Brownlee entered into separate agreements with Nancy Ales, Herb Arbuckle, William P. Davis, Ann Armstrong as Power of Attorney for Leta Manninga, Ann Armstrong, individually and as agent for Judy Bohlander and Lois Vogel, Linda Morris, Delia Evalyn Tate and the City of El Paso (the "Settlement Agreements") whereby Brownlee agreed to sell the Telephone Company and each such Settler assigned to her any interests they may have in the Telephone Company under the Purported Will in exchange for a percentage of the proceeds of the sale thereof, and

      WHEREAS, the Settlement Agreements provide that after reimbursing Brownlee for certain expenses the proceeds of the sale shall be delivered to an escrow agent and that said proceeds shall be divided between Brownlee and the Settlers based on certain predetermined percentages, and

      WHEREAS, each of the Settlers also executed a Release and Covenant Not to Sue in connection with the Settlement Agreements, which fully released Brownlee and one another from any and all liability, actions, or claims in any way related to the Purported Will or the shares of Telephone Company owned by Robert
C. Gordon at the time of his death or the Shares (as defined below), and

      WHEREAS, Brownlee has settled certain litigation with other potential claimants under the Purported Will for the sum of Five Hundred Thousand Dollars ($500,000), which amount was borrowed by Brownlee from Ravenswood pursuant to a promissory note which is to be repaid by Brownlee from her portion of the proceeds of the sale of the Shares, and

      WHEREAS, on or about October 16, 1998, Ravenswood, Brownlee and MJD Services Corp. (the "Purchaser") entered into a Stock Purchase Agreement (the "Purchase Agreement") whereby the Purchaser agreed to purchase from Brownlee all of the shares of Ravenswood (the "Shares"), which will result in the acquisition by the Purchaser of all the issued and outstanding shares of stock of the Telephone Company, El Paso Long Distance Company and Gemcell, Inc., for an aggregate purchase price of Ten Million Dollars ($10,000,000) ("Purchase Price"), and

      WHEREAS, the Purchase Agreement provides in part that Five Hundred Thousand Dollars ($500,000) of the Purchase Price will be retained by the Purchaser to repay the loan from Ravenswood to Brownlee (with Brownlee paying the interest thereon directly) and that One Million Dollars ($1,000,000) of the Purchase Price (the "Indemnity Holdback Funds") will be deposited with an escrow agent for the duration of the Indemnification Period, as defined in Section 11.1 of the Purchase Agreement, to secure Brownlee's agreement to indemnify Purchaser as set forth in the Purchase Agreement, and

      WHEREAS, Brownlee, Purchaser and First Federal Savings and Loan Association, as "Indemnity Escrow Agent", have entered into a separate escrow agreement regarding the Indemnity Holdback Funds (the "Indemnity Escrow Agreement") which provides in part that the Indemnity Escrow Agent distribute any portion of the Indemnity Holdback Funds remaining in its possession which are not the subject of a pending Claim, immediately upon the expiration of the Indemnification Period to the Purchase Price Escrow Account established pursuant to this Purchase Price Escrow Agreement, and

      WHEREAS, this Purchase Price Escrow Agreement provides for acceptance of the Initial Purchase Price Escrow Funds (as defined below) by the Purchase Price Escrow Agent, establishment of a Purchase Price Escrow Account, and distribution of the funds from the Purchase Price Escrow Account to Brownlee and the Settlers as herein provided, and

      WHEREAS, the Purchase Price Escrow Agent has agreed to serve as escrow agent under this Purchase Price Escrow Agreement and to accept delivery of the Initial Purchase Price Escrow Funds and the Subsequent Purchase Price Escrow Funds (as defined below) (collectively, the "Escrow Funds") and make distribution from the

Purchase Price Escrow Account in accordance with the terms and conditions set out in this Purchase Price Escrow Agreement.

                                    AGREEMENT

      In consideration of the premises, and the agreements set out below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties enter into the following Purchase Price Escrow Agreement:

1. Purpose of Escrow. The Escrow Funds shall be used solely for the purposes set forth herein. The Escrow Funds shall not constitute an asset of Brownlee or the Settlers until the distribution thereof pursuant to this Escrow Agreement.

2. Term. The term of this Purchase Price Escrow Agreement (the "Purchase Price Escrow Period") shall expire on the sixtieth (60th) day following expiration of the Indemnification Period, as defined in Section 11.1 of the Purchase Agreement, except that it shall be automatically extended as necessary to provide for the disposition of any Claims filed by Purchaser with the Indemnity Escrow Agent during such period, in accordance with the procedures set forth in Section 5 of the Indemnity Escrow Agreement.

3. Initial Deposit with Purchase Price Escrow Agent. At Closing of the sale and purchase of the Shares as provided in the Purchase Agreement, Purchaser shall deliver to the Purchase Price Escrow Agent the sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) (the "Initial Purchase Price Escrow Funds") to be held, administered and distributed by the Purchase Price Escrow Agent pursuant to the terms of this Purchase Price Escrow Agreement. In addition, One Million Dollars ($1,000,000) of the Ten Million Dollars ($10,000,000) aggregate Purchase Price shall be delivered to the Indemnity Escrow Agent pursuant to the Indemnity Escrow Agreement. The remaining Five Hundred Thousand Dollars ($500,000) of the Purchase Price shall be retained by the Purchaser to repay the loan from Ravenswood to Brownlee (with Brownlee paying the interest thereon directly).

4. Initial Purchase Price Escrow Funds. Upon receipt of the Initial Purchase Price Escrow Funds, the Escrow Agent shall deposit the Initial Purchase Price Escrow Funds in an escrow account (the "Purchase Price Escrow Account") and shall hold, administer, invest and distribute the Initial Purchase Price Escrow Funds in accordance with the terms of this Purchase Price Escrow Agreement.

5.    Disbursement of Initial Purchase Price Escrow Funds.

            (a) Within thirty (30) days of the date of the Closing on the sale of the Shares, Brownlee shall submit to the Purchase Price Escrow Agent and the Settlers a report of the expenses incurred by Brownlee in connection with the sale of the Shares, as approved by Brownlee, including but not limited to all brokerage, advertising, accounting, legal and escrow fees and expenses, but not including any expenses which shall have been paid or reimbursed by the Telephone Company or Ravenswood pursuant to the Purchase Agreement. Said expenses shall include the state and federal taxes paid by Brownlee in connection with the estate of Robert C. Gordon, but shall not include any expenses for legal services rendered before July 8, 1996 or expenses of litigation with other potential claimants under the Purported Will. In addition, neither the Five Hundred Thousand Dollars ($500,000) paid by Brownlee to settle the litigation with the other potential claimants under the Purported Will, nor the interest to be paid on the related promissory note to Ravenswood, shall be considered an expense of the sale for purposes of the calculations under this Section 5. The report shall include copies of all bills or invoices evidencing said expenses. Upon receipt of the report, the Purchase Price Escrow Agent shall promptly distribute to Brownlee a portion of the Initial Purchase Price Escrow Funds sufficient to cover all such expenses.

            (b) Based upon said report from Brownlee, the Purchase Price Escrow Agent shall determine the initial net proceeds of the sale of the Shares for distribution to Brownlee and the Settlers ("Initial Net Proceeds"). The Initial Net Proceeds shall be determined by first subtracting from the Ten Million Dollars ($10,000,000) aggregate Purchase Price the One Million Dollars ($1,000,000) of Indemnity Holdback Funds. From the amount so derived shall be subtracted all expenses incurred by Brownlee in connection with the sale of the Shares as shown in her report.

            (c) Within thirty (30) days of the date Brownlee submits the report to the Purchase Price Escrow Agent, but in no event later than sixty (60) days after the Closing on the sale of the Shares, the Purchase Price Escrow Agent shall deliver to Brownlee and each Settler a check in an amount equal to the respective percentage of the Initial Net Proceeds to which each is entitled under the terms of the Settlement Agreements.
      Exhibit 5(c) sets forth a hypothetical calculation of expenses and necessary adjustments to the Initial Net Proceeds to be allocated among and distributed to Brownlee and the Settlers. Each of the Settlers acknowledges and agrees that Exhibit 5(c) is for illustrative purposes only, that the percentage shown thereon applicable to such Settler is correct, and that the actual amount received by each such Settler may vary from that shown on Exhibit 5(c), depending upon whether the actual expenses of sale are higher or lower than those shown on Exhibit 5(c).

            (d) Any funds remaining in the Purchase Price Escrow Account after all Settlers have been paid shall be immediately paid over by the Purchase Price Escrow Agent to Brownlee, except to the extent that a certain portion thereof may be required to remain in the Purchase Price Escrow Account to keep it open for future uses as set forth herein, as determined by Brownlee.

            (e) Brownlee and each Settler shall (i) be responsible for the determination and payment of all federal and state income taxes resulting from any of the provisions of the Settlement Agreement and/or this Purchase Price Escrow Agreement, (ii) hold the other parties hereto harmless for any liability for such taxes which are determined to be the legal liability of such other party, and (iii) execute and deliver such tax and other information documents as the Purchase Price Escrow Agent shall reasonably request or require in connection with its obligations hereunder.

6. Subsequent Deposit with Purchase Price Escrow Agent. Pursuant to the provisions of the Indemnity Escrow Agreement, the Indemnity Escrow Agent shall distribute any portion of the funds remaining in the escrow account established pursuant to the Indemnity Escrow Agreement, which are not the subject of a pending Claim, immediately upon the expiration of the Indemnity Escrow Agreement to the Purchase Price Escrow Account established pursuant to this Purchase Price Escrow Agreement (the "Subsequent Purchase Price Escrow Funds") to be held, administered and distributed by the Purchase Price Escrow Agent pursuant to the terms of this Purchase Price Escrow Agreement.

7. Subsequent Escrow Funds. Upon receipt of the Subsequent Purchase Price Escrow Funds, the Purchase Price Escrow Agent shall deposit the Subsequent Purchase Price Escrow Funds in the Purchase Price Escrow Account and shall hold, administer, invest and distribute the Subsequent Purchase Price Escrow Funds in accordance with the terms of this Purchase Price Escrow Agreement.

8.    Disbursement of Subsequent Purchase Price Escrow Funds.

            (a) Within thirty (30) days of the date of receipt by the Purchase Price Escrow Agent of the Subsequent Purchase Price Escrow Funds, Brownlee shall submit to the Purchase Price Escrow Agent and the Settlers a report of any additional expenses incurred by Brownlee in connection with the sale of the Shares. The report shall include copies of all bills or invoices evidencing said expenses. Upon receipt of the report, the Purchase Price Escrow Agent shall promptly distribute to Brownlee a portion of the Subsequent Purchase Price Escrow Funds sufficient to cover all such expenses paid by her.

            (b) Based upon said report from Brownlee, the Purchase Price Escrow Agent shall determine the subsequent net proceeds of the sale of the Shares for distribution to Brownlee and the Settlers ("Subsequent Net Proceeds"). The Subsequent Net Proceeds shall be determined by subtracting from the Subsequent Purchase Price Escrow Funds all such expenses incurred by Brownlee in connection with the sale of the Shares as shown in her report under Section 8(a) above.

            (c) Within thirty (30) days of the date Brownlee submits the report to the Purchase Price Escrow Agent, but in no event later than sixty (60) days after the receipt by the Purchase Price Escrow Agent of the Subsequent Purchase Price Escrow Funds, the Purchase Price Escrow Agent shall deliver to

      Brownlee and each Settler a check in an amount equal to the respective percentage of the Subsequent Net Proceeds to which each is entitled under the terms of the Settlement Agreements. Exhibit 8(c) sets forth a hypothetical calculation of expenses and necessary adjustments to the Subsequent Net Proceeds to be allocated among and distributed to Brownlee and the Settlers. Each of the Settlers acknowledges and agrees that
      Exhibit 8(c) is for illustrative purposes only, that the percentage shown thereon applicable to such Settler is correct, and that the actual amount received by each Settler may vary from that shown on Exhibit 8(c), depending upon (i) whether any Claims are made by the Purchaser against the Indemnity Holdback Funds under the terms of the Indemnity Escrow Agreement, and if so, the amount of such Claims and the resulting amount of funds remaining in the Indemnity Escrow Account at the expiration of the Indemnity Escrow Period, and (ii) whether the actual expenses of sale are higher or lower than those shown on Exhibit 8(c).

            (d) Any funds remaining in the Purchase Price Escrow Account after all Settlers have been paid shall be paid over to Brownlee.

            (e) Brownlee and each Settler shall be responsible for the determination and payment of all federal and state income taxes resulting from any of the provisions of the Settlement Agreement and/or this Purchase Price Escrow Agreement and will hold the other parties hereto harmless for any liability for such taxes which are determined to be the legal liability of such other party.

9. Dispute Resolution In the event the Purchase Price Escrow Agent receives a written notice of a dispute between Brownlee and any of the Settlers prior to having distributed any or all of the Initial Net Proceeds or Subsequent Net Proceeds, the Purchase Price Escrow Agent shall (i) immediately distribute to the parties any amounts not in dispute, and (ii) within sixty (60) days of receipt of such written notice, file an action in interpleader with any Illinois court of competent jurisdiction to resolve such disagreement and deposit with the registry of the court an amount equal to the disputed portion of the Escrow Funds, unless a joint instruction is received by the Purchase Price Escrow Agent from Brownlee and the Settlers as to the disposition of the disputed portion of the Escrow Funds prior to the expiration of such sixty (60) day period. If the written notice does not state the amount or portion of the Escrow Funds which are in dispute, all Escrow Funds shall be deemed to be in dispute.

10. Full and Final Payment. The Settlers hereby recognize and agree that the sums to be paid to them hereunder shall be a full and final payment for the rights conveyed under the Settlement Agreements, including, without limitation, any and all rights they may have, or claim to have, under the Purported Will, in any assets owned by Robert C. Gordon at the time of his death, including, but not limited to, shares of capital stock and/or assets of the Telephone Company, G & G Services, El Paso Long Distance Company, Gemcell, Inc. or Ravenswood, as such companies are presently or hereafter organized or constituted (collectively, the "Companies"). The Settlers acknowledge and agree that upon Purchaser's delivery of the Indemnity Holdback Funds to the Indemnity Escrow Agent and delivery of the Initial Purchase Price Escrow Funds to the Purchase Price Escrow Agent, pursuant to the terms of the Indemnity Escrow Agreement and this Purchase Price Escrow Agreement, respectively, then Purchaser shall have no obligation hereunder or otherwise to the Settlers, and the provisions of this Section 10 and of Sections 11 and 12 below shall immediately be effective with respect to and for the benefit of the Purchaser and its Affiliates (as defined below).

11. Release and Covenant Not to Sue. The Settlers hereby fully release and agree to hold harmless, indemnify and defend the Purchaser and the Companies, together with their respective past, present or future officers, directors, owners, shareholders, agents, representatives, parent entities, affiliates, subsidiaries, purchasers, predecessors, successors and assigns (collectively, the "Affiliates" of such party), from any and all liability, actions, or claims in any way related to or arising out of, or claimed to be related to or arising out of, the Purported Will or to the assets or capital stock of any or all of the Companies (collectively, the "Released Claims"), and the Settlers hereby agree not to institute any legal action or file any suit, whether in law or equity, against any such party or parties with respect to any of the Released Claims.

12. Incorporation and Extension of Prior Agreements. The terms of the Settlement Agreements and Appendix D thereto are hereby reaffirmed and incorporated into this Purchase Price Escrow Agreement by reference as if fully set forth herein, and the Settlers acknowledge and agree that the release and indemnification terms of such documents are hereby extended to, and shall apply with full force and effect for the benefit of the Purchaser and its Affiliates, as though the Purchaser and its Affiliates were parties originally released thereunder.

13. Release of Purchase Price Escrow Agent. As and when all of the Escrow Funds are either distributed as provided hereunder or deposited with the registry of the court in interpleader, the Purchase Price Escrow Agent shall be released and discharged from any further obligation hereunder without further action of any party. Compliance by the Purchase Price Escrow Agent with any final, non-appealable order or a judgment of a court concerning the subject matter of any such dispute or agreement shall thereupon release and relieve the Purchase Price Escrow Agent from all obligations and responsibility with respect to the Escrow Funds to which such order or judgment relates.

14. Investment of Escrow Funds. The Purchase Price Escrow Agent shall hold the Escrow Funds delivered to it under the terms of this Purchase Price Escrow Agreement and shall invest the Escrow Funds held by it (i) in interest bearing demand deposit accounts with commercial banks whose accounts are insured by the Federal Deposit Insurance Corporation or another appropriate and comparable authority (for example, the Federal Home Loan Bank Board), or (ii) in any other investment upon which Brownlee and the Settlers shall agree.

15. Agreement of Purchase Price Escrow Agent. The Purchase Price Escrow Agent hereby agrees to receive the Escrow Funds and hold the same intact, and to deposit the Escrow Funds in accordance with the terms of this Purchase Price Escrow Agreement, and shall not permit any withdrawal except under the terms of this Purchase Price Escrow Agreement. The

      Purchase Price Escrow Agent shall be responsible only for the safekeeping and the deposit of the Escrow Funds and the disbursements or delivery in accordance with the terms of this Purchase Price Escrow Agreement. The Purchase Price Escrow Agent shall not be responsible for the appropriateness, sufficiency or accuracy of information contained in any written notice.

16.   Performance of Purchase Price Escrow Agent.

            (a) There are no implied duties under this Purchase Price Escrow Agreement. The duties, obligations and acts of the Purchase Price Escrow Agent shall be construed as purely ministerial in nature. The Purchase Price Escrow Agent shall be responsible for only those duties expressly set forth in this Purchase Price Escrow Agreement. In performing any of its duties under this Purchase Price Escrow Agreement, or upon the claimed failure to perform its duties under this Purchase Price Escrow Agreement, the Purchase Price Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which they may incur as a result of the Purchase Price Escrow Agent so acting, or failing to act; provided, however, the Purchase Price Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Purchase Price Escrow Agreement. Accordingly, the Purchase Price Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Purchase Price Escrow Agent hereunder, or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Purchase Price Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained in any notice or document, which the Purchase Price Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Purchase Price Escrow Agreement.

            (b) Brownlee and the Settlers each agree to indemnify and hold harmless the Purchase Price Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed on the Purchase Price Escrow Agent or incurred by it in connection with its acceptance of this appointment as Purchase Price Escrow Agent or the performance of its duties, including, without limitation, reasonable attorneys' fees and costs attributable to any interpleader action commenced by the Purchase Price Escrow Agent or any other litigation arising from this Purchase Price Escrow Agreement or involving the subject matter of this Purchase Price Escrow Agreement; provided, however, that if the Purchase Price Escrow Agent shall be found guilty of willful default or gross negligence under this Purchase Price Escrow Agreement, then, in that event, the Purchase Price Escrow Agent shall itself bear all such losses, claims, damages, liabilities and expenses.

17. Fees of the Purchase Price Escrow Agent. For its ordinary services hereunder (which shall include receipt, investment and disbursement of the Escrow Funds in the manner described in this Purchase Price Escrow Agreement), the Purchase Price Escrow Agent shall receive compensation of One Thousand Eight Hundred Seventy Five and No/100 Dollars ($1,875.00) to be paid from the Escrow Funds as an expense of the sale and shall receive such additional reasonable compensation during the term hereof as is commensurate with its services provided hereunder as Purchase Price Escrow Agent; any such additional compensation to be similarly paid from the Escrow Funds as an expense of the sale.

18. Resignation of Escrow Agent. The Purchase Price Escrow Agent or its successor at any time may resign by giving thirty (30) business days written notice to the parties hereto, and such resignation shall take effect at the end of such thirty (30) business days if all of the Escrow Funds have been tendered into the registry or custody of an Illinois court in the manner provided in Section 9 hereof, or upon the earlier appointment, with the approval of Brownlee and each Settler, of a successor. From and after the effective date of such resignation or appointment of a successor, the Purchase Price Escrow Agent shall not be obligated to perform any of the duties of the Purchase Price Escrow Agent hereunder and will not be liable for any nonperformance thereof nor for any act or failure to act whatsoever on the part of any successor Purchase Price Escrow Agent. If Brownlee and the Settlers are unable to agree upon a successor Purchase Price Escrow Agent within thirty (30) days following notice of the Purchase Price Escrow Agent's resignation, the Purchase Price Escrow Agent shall commence an action in interpleader and deposit the Escrow Funds with the registry of the court in the manner provided in
      Section 9 hereof.

19. Successor to Purchase Price Escrow Agent. Any corporation resulting from any merger or consolidation to which the Purchase Price Escrow Agent or any successor to it shall be a party, or any corporation in any manner succeeding to all or substantially all of the business of the Purchase Price Escrow Agent or any successor, shall be the successor escrow agent hereunder without the execution or filing of any paper or any further acts on the part of any of the parties hereto. In the event of a resignation of the Purchase Price Escrow Agent pursuant to Section 18 of this Purchase Price Escrow Agreement, any person(s) or corporation hereafter agreed upon by the parties shall be the successor escrow agent hereunder.

20. Instructions and Notices. In executing and performing its duties hereunder, except as otherwise provided, the Purchase Price Escrow Agent shall be entitled to rely upon instructions of Brownlee. Any notice, payment, demand, instruction or communication required or permitted to be given by this Purchase Price Escrow Agreement shall be in writing and shall be given by hand delivery, overnight messenger or certified mail, return receipt requested, addressed to the appropriate party at the address stated below:

If to Brownlee:

                               Carla J. Brownlee
                               2652 N. 3853 Road
                               Sheridan, IL 60551

If to the
Settlers:                      [Name and address of Each Settler]
                               _________________________________________________
                               _________________________________________________
                               _________________________________________________
If to the
Purchase Price
Escrow Agent:                  First Federal Savings and Loan Association
                               301 Fairway Drive
                               Bloomington, Illinois 61701
                               Attention: Donald Fernandes, President

      Any notice sent by overnight messenger or hand delivery shall be deemed made on the date received, and any notice sent by certified mail shall be deemed made three (3) days after mailing.

21. Governing Law. This Purchase Price Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

22. Headings. The headings in this Purchase Price Escrow Agreement are inserted for convenience and identification only and are in no way intended to interpret, define or limit the scope, extent or intent of this Purchase Price Escrow Agreement or any provision of this Purchase Price Escrow Agreement.

23. Severability. Each provision of this Purchase Price Escrow Agreement is intended to be severable. If any term or provision of this Purchase Price Escrow Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforcement of the remainder of this Purchase Price Escrow Agreement.

24. Counterparts. This Purchase Price Escrow Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. Amendment. No modification or amendment to this Purchase Price Escrow Agreement shall be valid unless produced in writing and signed by all of the parties hereto.

26. Successors. This Purchase Price Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, assigns and transferees, as the case may be. The Purchase Price Escrow Agent shall not be bound by or incur any liability with respect to this Purchase Price Escrow Agreement or any other agreement or understanding between Brownlee and the Settlers, except as in this Purchase Price Escrow Agreement expressly provided.

                      [This space left intentionally blank]


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

      IN WITNESS WHEREOF, the parties hereto have caused this Purchase Price Escrow Agreement to be executed as of the date first above written.

-----------------------    -----------------------    --------------------------
Carla J. Brownlee                   Date                       Witness

-----------------------    -----------------------    --------------------------
Nancy Ales                          Date                       Witness

-----------------------    -----------------------    --------------------------
Herb Arbuckle                       Date                       Witness

-----------------------    -----------------------    --------------------------
William P. Davis                    Date                       Witness

-----------------------    -----------------------    --------------------------
Ann Armstrong, POA, for             Date                       Witness
Leta Manninga

-----------------------    -----------------------    --------------------------
Ann Armstrong                       Date                       Witness

-----------------------    -----------------------    --------------------------
Judy Bohlander                      Date                       Witness

-----------------------    -----------------------    --------------------------
Lois Vogel                          Date                       Witness

-----------------------    -----------------------    --------------------------
Linda Morris                        Date                       Witness

-----------------------    -----------------------    --------------------------

Delia Evalyn Tate                   Date                       Witness

CITY OF EL PASO

By:
   --------------------
                  Mayor

ATTEST:
       ----------------    -----------------------
             City Clerk             Date

FIRST FEDERAL SAVINGS
AND LOAN ASSOCIATION

By:
   --------------------

Its:
    -------------------    -----------------------    --------------------------
                                    Date                       Witness

                                   * * * * * *

STATE OF
        -------------------

COUNTY OF
         ------------------

      I, the undersigned Notary Public for said County and State, do hereby certify that Carla J. Brownlee personally appeared before me this day, and acknowledged the due execution of the foregoing instrument.

      WITNESS my hand and notarial seal, this __________ day of _________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

STATE OF
        -------------------

COUNTY OF
         ------------------

      I, the undersigned Notary Public for said County and State, do hereby certify that Nancy Ales personally appeared before me this day, and acknowledged the due execution of the foregoing instrument.

      WITNESS my hand and notarial seal, this _________ day of _________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

                                   * * * * * *

STATE OF
        -------------------

COUNTY OF
         ------------------

      I, the undersigned Notary Public for said County and State, do hereby certify that Herb Arbuckle personally appeared before me this day, and acknowledged the due execution of the foregoing instrument.

      WITNESS my hand and notarial seal, this _________ day of _________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

STATE OF
        -------------------

COUNTY OF
         ------------------

      I, the undersigned Notary Public for said County and State, do hereby certify that William P. Davis personally appeared before me this day, and acknowledged the due execution of the foregoing instrument.

      WITNESS my hand and notarial seal, this _________ day of _________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

                                   * * * * * *

STATE OF
        -------------------

COUNTY OF
         ------------------

      I, the undersigned Notary Public for said County and State, do hereby certify that Ann Armstrong, Power of Attorney for Leta Manninga, personally appeared before me this day, and acknowledged the due execution of the foregoing instrument.

      WITNESS my hand and notarial seal, this _________ day of _________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

STATE OF
        -------------------

COUNTY OF
         ------------------

      I, the undersigned Notary Public for said County and State, do hereby certify that Ann Armstrong personally appeared before me this day, and acknowledged the due execution of the foregoing instrument, individually and as agent for Judy Bohlander and Lois Vogel.

      WITNESS my hand and notarial seal, this _________ day of _________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

                                   * * * * * *

STATE OF
        -------------------

COUNTY OF
         ------------------

      I, the undersigned Notary Public for said County and State, do hereby certify that Linda Morris personally appeared before me this day, and acknowledged the due execution of the foregoing instrument.

      WITNESS my hand and notarial seal, this _________ day of _________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

STATE OF
        -------------------

COUNTY OF
         ------------------

      I, the undersigned Notary Public for said County and State, do hereby certify that Delia Evalyn Tate personally appeared before me this day, and acknowledged the due execution of the foregoing instrument.

      WITNESS my hand and notarial seal, this _________ day of _________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

                                   * * * * * *

STATE OF ILLINOIS

COUNTY OF
         ------------------

      I, the undersigned a Notary Public of the County and State aforesaid, certify that ____________________________ personally came before me this day and acknowledged that he/she is ____________ City Clerk for the City of El Paso, a municipal corporation and that by authority duly given and as the act of the municipal corporation, the foregoing instrument was signed in its name by its Mayor, sealed with its corporate seal and affixed by him/her as its _________________ City Clerk.

      Witness my hand and official stamp or seal, this _________ day of __________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

STATE OF
        -------------------

COUNTY OF
         ------------------

      I, a Notary Public of the County and State aforesaid, certify that __________________________________ personally came before me this day and acknowledged that he/she is ___________________ Secretary of FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION, and that by authority duly given and as the act of such entity, the foregoing instrument was signed in its name by its ____________ President, sealed with its corporate seal and attested by __________________ as its ____________________ Secretary.

      Witness my hand and official stamp or seal, this _______ day of ________________, 199_.

                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

------------------------------

           (Seal)

                                  EXHIBIT 5(c)

                ILLUSTRATIVE DISTRIBUTION OF INITIAL NET PROCEEDS
                 (For hypothetical and discussion purposes only)

Calculation of Initial Net Proceeds

      Purchase Price                                                 $10,000,000
      Indemnity Holdback                                               1,000,000
                                                                     -----------
      Adjusted Net Proceeds                                          $ 9,000,000
      Sale Expenses                                                      200,000
                                                                     -----------

      Initial Net Proceeds                                           $ 8,800,000
                                                                     -----------

Allocation of Initial Net Proceeds Among Settlers

      In accordance with Appendix C to the Settlement Agreement (Appendix B of the City of El Paso's Agreement), each Settler's share of the Initial Net Proceeds is as follows:

                                                  Percentage
      Settler                                    From Appendix          Share
      -------                                    -------------          -----

      Nancy Ales                                     3.909%           $  343,992
      Herb Arbuckle                                  4.887%           $  430,056
      William P. Davis                               3.909%           $  343,992
      Ann Armstrong as
        POA for Leta
        Manninga                                     9.122%           $  802,736
      Linda Morris                                   4.561%           $  401,368
      Delia Evalyn Tate                              8.145%           $  716,760
      City of El Paso                                3.086%           $  271,568

                                                          TOTAL       $3,310,472

Distribution of Initial Net Proceeds Between Brownlee and Settlers

      Initial Net Proceeds                                            $8,800,000

      Settlers' Share From Appendix C
      to the Settlement Agreement (Ap-
      pendix B of the City of El Paso's

      Agreement)
      $8,800,000 x 37.619%                                            $3,310,472

      Brownlee's Share
      (Initial Net Proceeds less Settlers'
      Share less $500,000 Repayment of
      Ravenswood Loan)
      $8,800,000 - $3,310,472 - $500,000                              $4,989,528

                                  EXHIBIT 8(c)

              ILLUSTRATIVE DISTRIBUTION OF SUBSEQUENT NET PROCEEDS
                 (For hypothetical and discussion purposes only)

Calculation of Subsequent Net Proceeds

      Indemnity Holdback                                              $1,000,000
      Sales Expenses                                                      20,000
                                                                      ----------

      Subsequent Net Proceeds                                         $  980,000
                                                                      ----------

Allocation of Subsequent Net Proceeds Among Settlers

      In accordance with Appendix C to the Settlement Agreement (Appendix B of the City of El Paso's Agreement), each Settler's share of the Subsequent Net Proceeds is as follows:

                                                      Percentage
      Settler                                        From Appendix       Share
      -------                                        -------------       -----

      Nancy Ales                                        3.909%          $ 38,308
      Herb Arbuckle                                     4.887%          $ 47,893
      William P. Davis                                  3.909%          $ 38,308
      Ann Armstrong as
        POA for Leta
        Manninga                                        9.122%          $ 89,395
      Linda Morris                                      4.561%          $ 44,698
      Delia Evalyn Tate                                 8.145%          $ 79,821
      City of El Paso                                   3.086%          $ 30,243

                                                             TOTAL      $368,666

Distribution of Subsequent Net Proceeds Between Brownlee and Settlers

      Subsequent Net Proceeds                                           $980,000

      Settlers' Share From Appendix C
      to the Settlement Agreement (Ap-
      pendix B of the City of El Paso's

      Agreement)
      $980,000 x 37.619%                                                $368,666

      Brownlee's Share
      (Subsequent Net Proceeds less Set-
      tlers' Share)
      $980,000 - $368,666                                               $611,334